INVESTOR RELATIONS: Quicksilver Resources Inc. Diane Weaver (817) 665-4834	MEDIA RELATIONS: Ward Creative Communications, Inc. Deborah Ward Buks or Shelley Eastland (713) 869-0707

FOR RELEASE AFTER MARKET CLOSE

February 22, 2006

QUICKSILVER RESOURCES ANNOUNCES

FOURTH QUARTER AND YEAR-END 2005 FINANCIAL RESULTS

Net Income Increases 180% Year over Year

FORT WORTH (February 22, 2006) -- Quicksilver Resources Inc. (NYSE: KWK) today reported net income for the fourth quarter of 2005 of $34.7 million on revenues of $102.9 million, or $0.43 per diluted share. The company's comparative fourth quarter of 2004 net income was $9.9 million on revenues of $52.4 million, or $0.13 per diluted share after adjusting for the three-for-two stock split effected in the form of a stock dividend in June 2005.

Net income for the full year 2005 was $87.4 million on revenues of $310.4 million, or $1.08 per diluted share. This compares to full year 2004 net income of $31.3 million on revenue of $179.7 million, or $0.41 per diluted share. For the full year 2005, net cash from operating activities, as presented in the attached Condensed Consolidated Statements of Cash Flows, was $161.1 million compared to $84.8 million for same period in 2004.

Production

For the fourth quarter of 2005, average daily production was 150 million cubic feet equivalent per day (MMcfe/d) versus 127 MMcfe/d for the same period in 2004, an increase of 18 percent. Total production for the fourth quarter of 2005 was 13.8 billion cubic feet equivalent (Bcfe) as compared to 11.7 Bcfe for the fourth quarter of 2004.

Natural gas production for the fourth quarter of 2005 was 12.5 billion cubic feet (Bcf), or an average of 136 million cubic feet per day (MMcf/d), versus production of 10.7 Bcf, or an average of 117 MMcf/d, for the same period in 2004. The price realized for the company's natural gas production in the fourth quarter of 2005 averaged $7.19 per thousand cubic feet (Mcf), compared to the $4.24 per Mcf realized in the same period of 2004. Natural gas, including natural gas liquids (NGL), comprised 94 percent of the company's total production in the fourth quarter of 2005.

Crude oil production for the fourth quarter of 2005 was 144,000 barrels, or 1,561 barrels per day, as compared to 130,000 barrels of production in the fourth quarter of 2004. Crude prices realized for the fourth quarter of 2005 averaged $53.36 per barrel compared to $38.75 per barrel for the prior year fourth quarter.

Natural gas liquids production for the fourth quarter of 2005 was 82,000 barrels compared to 32,000 barrels in the fourth quarter of 2004. The price realized for natural gas liquids averaged $47.12 per barrel in the fourth quarter of 2005, compared to the average of $37.21 per barrel realized in the fourth quarter of 2004.

Full year 2005 average daily production for the year was 141 MMcfe/d and total production was 51.4 Bcfe compared to 2004 average daily production of 121 MMcfe/d and 2004 total production of 44.3 Bcfe. Natural gas production totaled 46.8 Bcf for 2005 at an average price per Mcf of $5.76 as compared to 39.4 Bcf during 2004 at $3.83 per Mcf. Crude production for 2005 was 553,000 barrels at an average price per barrel of $50.50 versus 689,000 barrels at $33.07 per barrel in 2004. The company produced 223,000 barrels of natural gas liquids at an average price of $39.08 per barrel in 2005 as compared to 129,000 barrels in 2004 at an average of $28.52 per barrel.

Total capital costs incurred for the year 2005 were $361 million and consolidated exploration and production expenditures totaled $280 million. Quicksilver Resources had an overall finding and development cost of $1.24 per Mcfe in 2005.

Operations Update

In the Barnett Shale project in the Fort Worth Basin, Quicksilver Resources has six rigs operating. Ten operated wells have been drilled so far this year bringing the total of gross operated wells drilled since inception of the project to 53. Current net production is 26 MMcfe/d with 41 wells completed and tied into sales. The Cowtown natural gas cryogenic plant has been completed and is expected to be processing gas in early March.

In Alberta, Canada, the company has drilled 65 gross wells (29 net) in 2006 with three rigs that are expected to be drilling until break-up, estimated to be early to mid-March. Current net production is 50 MMcf/d.

President and CEO, Glenn Darden commented, "2005 was an excellent year for Quicksilver. Production grew 16 percent, reserves grew 20 percent, and the company moved forward on all fronts. With the Barnett Shale and Canadian coal bed drilling projects leading the way, Quicksilver is poised to grow at a faster rate this year than last. In addition to these developments, Quicksilver will be testing new shale objectives in West Texas. We anticipate another year of solid results for the company."

Fourth Quarter and Full Year 2005 Conference Call

The company's conference call to discuss operating and financial results for the fourth quarter and fiscal 2005 is scheduled for Thursday, February 23, 2006 at 10:00 a. m. central time.

Quicksilver invites interested persons to participate in the call by dialing (877) 313-7932, ID number 4073427 prior to 9:55 a. m. A digital replay of the conference call will be available at 1:00 p. m. central time the same day, and will remain available for one week. The replay can be dialed at (800) 642-1687, ID number 4073427. The call will also be broadcast live via Internet webcast on the company's website, www.qrinc.com, linking through the "Investor Relations" page and the "Presentations & Conference Calls" link.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil production company engaged in the development and acquisition of long-lived natural gas and crude oil properties. The company, widely recognized as a leader in the development and production of unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas, is listed on the New York Stock Exchange (KWK). It has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, MGV Energy Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources' management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver Resources' financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; effects of hedging natural gas and crude oil prices; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as other factors disclosed in Quicksilver Resources' filings with the Securities and Exchange Commission.

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Production:
Natural gas (MMcf)	12,482	10,725	46,769	39,351
Oil (MBbls)	144	130	553	689
NGL (MBbls)	82	32	223	129
Total (MMcfe)	13,835	11,696	51,427	44,257

United States (MMcfe)	9,750	8,709	36,582	35,546
Canada (MMcfe)	4,085	2,987	14,845	8,711
Total (MMcfe)	13,835	11,696	51,427	44,257

Average Daily Production:
Natural gas (Mcfd)	135,670	116,577	128,135	107,516
Oil (Bbld)	1,561	1,413	1,516	1,882
NGL (Bbld)	891	345	611	352
Total (Mcfed)	150,380	127,128	140,895	120,922

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$ 8.91	$ 5.38	$ 6.63	$ 4.89
Oil (per Bbl)	$ 55.36	$ 45.19	$ 52.76	$ 36.53
NGL (per Bbl)	$ 47.12	$ 37.21	$ 39.08	$ 28.52
Total (per Mcfe)	$ 8.89	$ 5.54	$ 6.77	$ 5.00

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$ 7.19	$ 4.24	$ 5.76	$ 3.83
Oil (per Bbl)	$ 53.36	$ 38.75	$ 50.50	$ 33.07
NGL (per Bbl)	$ 47.12	$ 37.21	$ 39.08	$ 28.52
Total (per Mcfe)	$ 7.32	$ 4.42	$ 5.95	$ 4.00

Expense per Mcfe:
United States production cost	$ 1.43	$ 1.33	$ 1.59	$ 1.30
Canada production cost	$ 1.12	$ .96	$ 1.06	$ 1.05
Total production cost	$ 1.34	$ 1.24	$ 1.44	$ 1.25

Production taxes	$ 0.33	$ 0.25	$ 0.24	$ 0.23
General and administrative expenses	$ 0.42	$ 0.31	$ 0.37	$ 0.29
Depletion, depreciation and amortization	$ 1.15	$ 1.02	$ 1.07	$ 0.92

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share data -- Unaudited

	December 31,	December 31,
	2005	2004 (1)
ASSETS
Current assets
Cash and cash equivalents	$ 14,318	$ 15,947
Accounts receivable	76,121	38,037
Current deferred income taxes	14,614	3,523
Inventories and other current assets	8,531	8,689
Total current assets	113,584	66,196

Investments in and advances to equity affiliates	8,353	8,254

Properties, plant and equipment -- net ("full cost")	1,112,002	802,610

Other assets	9,155	11,274
	$ 1,243,094	$ 888,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 70,493	$ 356
Accounts payable	48,409	28,407
Accrued derivative obligations	40,632	12,784
Accrued liabilities	52,656	41,904
Total current liabilities	212,190	83,451

Long-term debt	506,039	399,134

Derivative obligations	4,631	-

Asset retirement obligations	20,891	17,967

Deferred income taxes	115,728	83,506

Stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
1 share issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized
78,650,110 and 77,752,151 shares issued, respectively	787	778
Paid in capital in excess of par value	215,175	200,690
Deferred compensation	(3,332)	-
Treasury stock of 2,571,069 and 2,568,611 shares, respectively	(10,353)	(10,258)
Accumulated other comprehensive income (loss)	(12,382)	6,762
Retained earnings	193,720	106,304
Total stockholders' equity	383,615	304,276
	$ 1,243,094	$ 888,334

    Share amounts have been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005. The split did not affect treasury shares.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except for per share data -- Unaudited

For the Three Months Ended			For the Year Ended
December 31,			December 31,
	2005	2004 (1)	2005	2004 (1)
Revenues
Oil, gas and related product sales	$ 101,317	$ 51,706	$ 306,204	$ 177,173
Other revenue	1,569	722	4,244	2,556
Total revenues	102,886	52,428	310,448	179,729
Expenses
Oil and gas production costs	23,064	17,400	86,272	65,626
Other operating costs	297	239	1,661	810
Depletion, depreciation and accretion	15,951	11,890	55,213	40,691
Provision for doubtful accounts	20	153	108	153
General and administrative	5,867	3,644	18,979	12,934
Total expenses	45,199	33,326	162,233	120,214

Income from equity affiliates	245	298	914	1,178

Operating income	57,932	19,400	149,129	60,693
Other income-net	(128)	(278)	(585)	(415)
Interest expense	6,718	4,416	21,740	15,662

Income from continuing operations before income taxes	51,342	15,262	127,974	45,446
Income tax expense	16,702	5,316	40,702	14,174

Income from continuing operations	34,640	9,946	87,272	31,272
Discontinued operations -- gain from discontinued
drilling operations, net of income tax of $86	100	-	162	-
Net income	$ 34,740	$ 9,946	$ 87,434	$ 31,272

Basic net income per share
Continuing operations	$ 0.46	$ 0.13	$ 1.15	$ 0.42
Discontinued operations	-	-	-	-
Net income	$ 0.46	$ 0.13	$ 1.15	$ 0.42

Diluted net income per share
Continuing operations	$ 0.43	$ 0.13	$ 1.08	$ 0.41
Discontinued operations	-	-	-	-
Net income	$ 0.43	$ 0.13	$ 1.08	$ 0.41

Weighted average common shares outstanding
Basic	75,840	75,023	75,716	74,654
Diluted	82,609	79,749	82,455	77,015

    Share and per share amounts have been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005. The split did not affect treasury shares.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands-Unaudited

	For the Year Ended
	December 31,
	2005	2004
Operating activities:
Net income	$ 87,434	$ 31,272
Charges and credits to net income not affecting cash
Depletion, depreciation and accretion	55,213	40,691
Deferred income taxes	40,298	12,989
Amortization of deferred loan costs	1,429	1,249
Non-cash compensation	1,732	-
Income from equity affiliates	(914)	(1,178)
Non-cash gain from hedging activities	(462)	(786)
Other	265	91
Changes in assets and liabilities
Accounts receivable	(38,192)	(11,562)
Inventory, prepaid expenses and other	(1,919)	4,413
Accounts payable	10,195	2,220
Accrued liabilities and other	6,039	5,448
Net cash from operating activities	161,118	84,847

Investing activities:
Development and exploration costs and other property additions	(346,145)	(215,106)
Distributions and advances from equity affiliates -- net	533	48
Proceeds from sale of assets	9,693	9,160
Net cash used for investing activities	(335,919)	(205,898)

Financing activities:
Notes payable, bank proceeds	183,469	511,091
Principal payments on long-term debt	(13,079)	(371,178)
Debt issuance costs	(745)	(8,023)
Purchase of treasury stock	(95)	-
Payment for fractional shares	(18)	-
Proceeds from exercise of stock options	2,894	2,499
Net cash from financing activities	172,426	134,389

Effect of exchange rate changes on cash	746	(1,507)

Net increase (decrease) in cash and cash equivalents	(1,629)	11,831

Cash and cash equivalents at beginning of period	15,947	4,116

Cash and cash equivalents at end of period	$ 14,318	$ 15,947

Commencing with the second quarter ended June 30, 2005, the company changed how it accounts for plant, property and equipment under Statement of Financial Accounting Standards No. 95. The reclassification affects (i) accounts payable, (ii) accrued liabilities and other, and (iii) purchase of properties and equipment in the condensed consolidated statements of cash flow. The prior period presented has been adjusted to conform to this presentation.